UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 January 24, 2019

WEEDCLUB, INC.

(Exact name of registrant as specified in its charter)

                           Nevada

000-53084

           87-0639379

(State or other jurisdiction

 (Commission

  (IRS Employer

      of incorporation)

   File Number)

Identification No.)

3625 Cove Point Drive, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code:  (801) 209-0740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

FORM 8-K/A

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2019, our Board of Directors appointed three new directors, Evan Horowitz, Michael Landau and Brian Holmes. Also, the Board accepted the resignation of G. Reed Petersen, our incumbent director, President, CEO and Secretary, At the time of his resignation, there were no disagreements between Mr. Petersen and the company on any matter relating to the company's operations, policies or practices. The new Board has appointed Evan Horowitz as President and Michael Landau as Secretary/Treasurer.

A brief resume for each of our new directors follows:

Evan Horowitz has held the position of CEO/President of Farmhouse, Inc. since the company’s inception in January of 2014.  His primary responsibilities include management and execution of the company’s Business Development, Market Strategies, Social Media, Brand Development.  In addition Mr. Horowitz acts as host for the company’s live industry events held in their San Francisco based corporate offices. Prior to co-founding Farmhouse, Inc., Mr. Horowitz was co-founder/CEO of multiple technology businesses primarily in the Affiliate Networking/Advertising and Domaining channels.  Mr. Horowitz was responsible for all aspects of the business including finance, partnerships, marketing, events, and advertising programs. As co-inventor on two prior-issued and subsequently monetized technology patents, Mr. Horowitz has firsthand intellectual property expertise related to Branding, Marketing, Startups, Defense and Growth. Mr. Horowitz has significant investment experience and has advised several businesses in the fields of health, technology, accessories, and wellness. His responsibilities included business valuations, performance improvement advice, along with strategic introductions. Mr. Horowitz attended The University of California, Berkeley from 1990-1995 and studied Mass Communications.

Michael Landau has held the position of CTO of Farmhouse, Inc. since inception in January 2014, and is responsible for the online operations and development of its technology platforms.  Prior to starting Farmhouse, he was the co-founder and CTO of a successful affiliate marketing company, mobile development company and domain name marketplace. Mr. Landau studied Computer Science & Economics at the University of California, Berkeley, and has a J.D. from Hastings College of the Law. He has more than 20 years of experience developing Web & Mobile Applications, and is a member of the California Bar Association.

Brian J. Holmes has been the General Partner of First Ascent Associates, an early stage venture capital firm based in San Francisco California (June 2014 – January 2019). In this role Mr. Holmes is responsible for reviewing business plans and performing financial analysis to identify the firms portfolio investments.  He is responsible for negotiating investment terms and executing the firm’s portfolio strategy. Mr. Holmes advises First Ascent Associates portfolio companies on fundraising, growth, recruiting and acquisitions. As an advisor he’s assisted companies with successfully raising Series A and B financing. Upon securing financing, he’s mentored companies on expanding their business nationally.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westgate Acquisitions Corporation

Date:  January 28, 2019

By:     S/ EVAN HOROWITZ

Evan Horowitz

President

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